EXHIBIT 3.1

BYLAWS

OF

CASCADE BANCORP

Amended and Restated as of February 19, 2008

AMENDED AND RESTATED BYLAWS

AMENDED AND RESTATED BYLAWS

BYLAWS OF

CASCADE BANCORP

Amended and Restated as of February 19, 2008

ARTICLE I

SHAREHOLDERS: MEETING AND VOTING

SECTION 1.	ANNUAL MEETINGS

The annual meeting of the shareholders shall be held within 120 days of the end of the Corporation’s fiscal year, the date, time and place of which shall be specified annually by the Board of Directors. At the annual meeting the shareholders shall elect directors, consider reports of the affairs of the Corporation and transact such other business as may properly be brought before the meeting.

SECTION 2.	SPECIAL MEETINGS

Special meetings of shareholders may be called by the Chief Executive Officer (CEO) or by a resolution of the Board of Directors, or upon the written demand of shareholders of at least ten percent (10%) of all votes entitled to be cast on any issue proposed to be considered at the special meeting. All special meetings shall be held in the state of Oregon. No business other than that specified in said notice shall be transacted at any special meeting. Any shareholder seeking to call a special meeting of shareholders by written demand pursuant to this Section 2 or as otherwise provided by law shall deliver notice thereof in proper written form to the Secretary. To be in proper written form such notice must comply with the requirements of paragraph (c) or (d) of Article I, Section 9. The Board of Directors shall promptly, but in no event later than ten (10) days after the date on which such notice is received, adopt a resolution fixing the record date for determining shareholders entitled to demand a special meeting in accordance with paragraph (e) of Section 3 of this Article.

SECTION 3.	NOTICE OF MEETINGS

(a)       Written or printed notice stating the place, date, day and hour of the annual shareholders’ meeting shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by the Corporation, to each shareholder of record entitled to vote at the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at the shareholder’s address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

(b)       Written or printed notice stating the place, day and hour, and purpose or purposes of each special meeting shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by the Corporation, to each shareholder of record entitled to vote at the meeting. If mailed, such

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notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at the shareholder’s address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

(c)       When a meeting is adjourned for thirty (30) days or more, or when a redetermination of the persons entitled to receive notice of the reconvening of an adjourned meeting is required by law, notice of the reconvening of an adjourned meeting shall be given as for an original meeting. In all other cases, no notice of the adjournment or of the business to be transacted at the reconvening of the adjourned meeting need be given other than by announcement at the meeting at which such adjournment is taken.

(d)       The presence of any shareholder, either in person or by proxy, at any meeting of the shareholders shall constitute a waiver of notice of such meeting.

(e)       For the purposes of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, to demand a special meeting of shareholders, to receive payment of any dividend, or to make a determination of shareholders for any other purpose, the Board may fix in advance a date as the record date for any such determination. Such record date shall be not more than seventy (70) days, and in case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination is to be taken. If no record date is fixed as set forth above, the date on which the notice of the meeting is mailed or on which the resolution of the Board declaring such dividend is adopted, as the case may be, shall be the record date for such determination. A determination of shareholders entitled to notice of or to vote at a shareholder’s meeting shall apply to any adjournment of the meeting providing such adjournment is not set for a date more than 120 days after the date fixed for the original meeting.

SECTION 4.	VOTING RIGHTS

At all meetings of the shareholders, each shareholder shall be entitled to one vote for each outstanding share of stock in the shareholder’s name as of the record date determined by the Board of Directors as set forth in Section 3, paragraph (e) of this Article I.

SECTION 5.	QUORUM

(a)       At any meeting of the shareholders, the holders of a majority of the shares entitled to vote being present in person or represented by proxy shall constitute a quorum for the transaction of business. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

(b)       In the absence of a quorum, the presiding officer of the meeting or a majority of those present in person or represented by proxy may adjourn the meeting from time to time until a quorum shall attend. Any business which might have been transacted at the original meeting may be transacted at the adjourned meeting if a quorum exists.

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(c)       The vote of a majority of the shareholders present either in person or by proxy and entitled to vote at any duly organized meeting shall decide any question unless the vote of a greater number is required by law or the Articles of Incorporation.

SECTION 6.	VOTING OF SHARES BY CERTAIN HOLDERS

(a)       Shares held by an administrator of an estate, executor, guardian or conservator may be voted by such fiduciary, either in person or by proxy, without a transfer of such shares into the name of such fiduciary. Shares standing in the name of a trustee may be voted by the trustee either in person or by proxy, but no trustee shall be entitled to vote shares held by such trustee without a transfer of such shares into the name of the trustee.

(b)       Shares standing in the name of a receiver may be voted by the receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into such receiver’s name, if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

(c)       A shareholder whose shares are pledged shall be entitled to vote such shares until the shareholder’s shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred unless there is an agreement to the contrary.

SECTION 7.	PROXIES

Every shareholder entitled to vote or to execute any waiver or consent may do so either in person or by written proxy duly executed and filed with the Secretary of the Corporation. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

SECTION 8.	SHAREHOLDER LISTS

After the Board of Directors fixes a record date for a meeting, the officer or agent having charge of the transfer books of the Corporation shall cause to be prepared an alphabetical list of the names of all shareholders who are entitled to notice of a shareholders’ meeting. The list must be arranged by voting group, and within each voting group, by class or series of shares, and show the address of and number of shares held by each shareholder. The shareholders’ list shall be available for inspection by any shareholder, beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held. The Corporation shall make the shareholders’ list available at the meeting, and any shareholder, the shareholder’s agent or shareholder’s attorney will be entitled to inspect the list at any time during the meeting or any adjournment.

SECTION 9.	BUSINESS OF SHAREHOLDERS MEETINGS

(a)       The Board of Directors shall designate an officer of the Corporation to call the annual meeting of shareholders to order and act as the presiding officer of the

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meeting. Unless otherwise determined by the Board of Directors prior to the meeting, the presiding officer, or any person he or she designates, shall have the authority in his or her sole discretion to determine the order of business and the procedure at the meeting including, without limitation: the manner of voting, the conduct of discussions, the propriety of any proposal brought before the meeting, the determination of the opening and closing of the voting polls, the imposition of any restrictions on the persons (other than shareholders or their proxies) who may attend such meeting, and the determination of whether any shareholder or his or her proxy may be excluded from such meeting based upon any determination by the presiding officer, in his or her discretion, that any such person has disrupted or is likely to disrupt the proceedings.

(b)       No business shall be conducted at the annual meeting except in accordance with the procedure set forth in this Section 9. Only business within the purpose or purposes described in the meeting notice may be conducted at a special shareholders meeting.

(c)       In addition to other applicable requirements, including without limitation, requirements relating to solicitation of proxies and proposals of shareholders under the Securities Exchange Act of 1934, as amended, to be properly brought before the meeting, business must be either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before a meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive office of the Corporation not less than 60 days nor more than 90 days prior to the meeting date, provided, however, that in the event less than 65 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice or prior public disclosure of the date of the annual meeting was made, whichever first occurs. A shareholder’s notice to the Secretary shall set forth (i) one or more matters appropriate for shareholder action that the shareholder proposes to bring before the meeting, (ii) a brief description of the matters desired to be brought before the meeting and the reasons for conducting such business at the meeting, (iii) the name and record address of the shareholder, (iv) the class and number of shares of the Corporation that the shareholder owns or is entitled to vote and (v) any material interest of the shareholder in such matters. For purposes of this Section 9, “public disclosure” shall mean announcement in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Securities Exchange Act of 1934.

(d)       Any shareholder who intends to nominate a director at the annual meeting must have continuously held at least $2,000.00 in market value of shares for at least one year and must hold the shares through the date of the annual meeting at which the nomination will be made, and shall deliver a notice to the Secretary of the Corporation

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not less than 60 days nor more than 90 days prior to the meeting date, provided, however, that in the event less than 65 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice or prior public disclosure of the date of the annual meeting was made, whichever first occurs. A shareholder’s notice shall set forth (A) as to each nominee whom the shareholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of capital stock of the Corporation that are beneficially owned by the nominee and (iv) any other information concerning the nominee that would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of such nominee; and (B) as to the shareholder giving the notice, (i) the name and record address of the shareholder and (ii) the class and number of shares of capital stock of the Corporation that are beneficially owned by the shareholder. Such notice shall include a signed consent to serve as a director of the Corporation, if elected, of each such nominee. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

ARTICLE II

DIRECTORS

SECTION 1.	POWERS

The business of this Corporation shall be managed by the Board of Directors.

SECTION 2.	NUMBER AND ELECTION

The Board of Directors shall consist of not less than nine (9) or more than eleven (11) members, as fixed from time to time by resolution of the Board of Directors. The term of a director shall expire at the next annual meeting after his or her election. Despite the expiration of a director’s term, each director shall serve until his or her successor shall be elected and qualified.

SECTION 3.	VACANCIES

(a)       A vacancy on the Board of Directors, including a vacancy resulting from an increase in the number of directors, may be filled by the shareholders, the Board of Directors, the remaining directors if less than a quorum (by the vote of a majority of the remaining directors) or by the sole remaining director. Each director so elected shall hold office for the balance of the unexpired term of his or her predecessor and until his or her qualified successor is elected and qualified.

(b)       If the Board of Directors accepts the resignation of a director tendered to take effect at a specific later date, a successor may be elected by an affirmative vote of

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the majority of the remaining directors to take office when the resignation becomes effective.

(c)       Any vacancy not filled by the Board of Directors, shall be filled by election at the next annual meeting of shareholders or at a special meeting of shareholders called for that purpose.

SECTION 4.	REMOVAL OF DIRECTORS

All or any number of the directors may be removed from office with or without cause by a majority vote of the shareholders at a special meeting called for that purpose and the notice of the special meeting must state that the purpose, or one of the purposes, of the meeting is removal of the director.

SECTION 5.	ANNUAL DIRECTORS’ MEETING

The Board of Directors shall meet annually for the purpose of organization and election of executive officers.

SECTION 6.	SPECIAL MEETINGS

Special meetings of the Board of Directors may be held from time to time upon the call of the Chief Executive Officer or Secretary or upon call of not less than one-half of the duly elected, qualified and acting directors. Notice of such meeting shall be given by the person or persons calling same, by mail not later than two (2) days before the time for such meeting, or in person not later than twenty-four hours before the time fixed for such meeting. The person or persons authorized to call special meetings of the Board of Directors may fix any place in Oregon as the place for holding any special meeting of the Board of Directors called by them. The presence or consent of any director shall constitute a waiver of the notice of such meeting.

SECTION 7.	QUORUM AND VOTE

A majority of the Board of Directors as it exists at any time shall constitute a quorum for the transaction of business. If less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

SECTION 8.	COMPENSATION

By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid reasonable compensation for services as directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

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SECTION 9.	DUTIES AND EMPLOYMENT

The Board of Directors shall authorize the employment and prescribe the duties of all officers of the Corporation.

SECTION 10.	INVESTMENTS

The funds of the Corporation shall be invested pursuant to applicable law and in such manner and upon such security as the Board of Directors may determine.

SECTION 11.	OTHER DUTIES OF DIRECTORS

The Board of Directors shall have power to establish rules and regulations for the transaction of business and the general or particular manner in which the business and affairs of the Corporation shall be conducted. The manner of conducting business and all books, accounts, and records shall conform to the provisions of applicable law, and to the rules, regulations, and instructions issued by any applicable federal or state agency having the authority to regulate the Corporation.

SECTION 12.	TRANSACTIONS WITH DIRECTORS

(a)       Any contract or other transaction or determination between the Corporation and one or more of the directors, or between the Corporation and another party in which one or more of the directors are interested, shall be valid, notwithstanding the presence or participation of such director or directors in a meeting of the Board of Directors which acts upon or in reference to such contract, transaction or determination, if the fact of such interest shall be disclosed or known to the Board of Directors and it shall authorize or approve such contract, transaction or determination by a vote of a majority of the disinterested directors present and entitled to vote.

(b)       A director or directors interested in a contract, transaction or determination may be counted in determining whether a quorum is present at any meeting, but shall not be entitled to vote on such contract, transaction or determination and shall not be counted in determining the number of directors constituting the majority necessary to carry such vote.

(c)       If not authorized or approved by a majority of the disinterested directors as provided above, such contract, transaction or determination shall nevertheless be valid if ratified or approved by a vote of the shareholders. Such interested director or directors shall not be disqualified from voting as shareholders for ratification or approval of such contract, transaction or determination.

(d)       This section shall not invalidate any contract, transaction or determination which would otherwise be valid under applicable law.

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SECTION 13.	OFFICIAL COMMUNICATIONS FROM REGULATORY AGENCIES

Every official communication directed by any regulatory agency to the Corporation or to any officer of the Corporation relating to an investigation or examination conducted by such agency or containing suggestions or recommendations as to the conduct of the business of the Corporation, shall be submitted by the officer receiving it to the Board of Directors at the next meeting of the Board and duly noted in the minutes of the meeting of the Board in the manner prescribed by the agency.

SECTION 14.	CHAIRMAN OF THE BOARD

The Board of Directors shall elect from among them a Chairman, who shall not be an officer of the Corporation, and a Vice-Chairman who may be an officer of the Corporation. The Chairman, and in the absence of the Chairman, the Vice-Chairman, shall preside at all meetings of the Board of Directors.

SECTION 15.	DIRECTOR’S MANDATORY RETIREMENT AGE

No person who is age 70 or older may serve on the Board of Directors of the Corporation; provided, however, that a director who turns age 70 during his or her term as a director may continue to hold office until the expiration of such director’s term and until his or her successor shall be elected and qualified.

ARTICLE III

OFFICERS

SECTION 1.	OFFICERS

The officers of the Corporation shall be a Chief Executive Officer and President, a Secretary and such other officers and assistant officers as may be appointed by the Board of Directors from time to time.

SECTION 2.	TERM OF OFFICE

Any vacancies occurring in any of the said offices shall be filled by the Board of Directors. All officers shall be appointed to hold their offices at the pleasure of the Board of Directors.

SECTION 3.	CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

The Board of Directors shall determine which officer shall be the Chief Executive Officer and which officer shall be the Chief Financial Officer.

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SECTION 4.	DUTIES OF PRESIDENT AND CHIEF EXECUTIVE OFFICER

The Board of Directors may appoint one or more persons to the office of President. One of them shall be designated the Chief Executive Officer of the Corporation who, subject to the control of the Board of Directors, shall supervise and control all business and affairs of the Corporation. A President shall perform all duties incident to the office of President, and such other duties as may be prescribed from time to time by the Board of Directors, the Chairman of the Board, or the Chief Executive Officer, or as may be required by law.

SECTION 5.	DUTIES OF SECRETARY

The Secretary, or any person the Secretary designates, shall keep a complete record of the proceedings of all shareholders’ and directors’ meetings. The Secretary shall be responsible for the custody of the corporate seal and shall attest the signature of the Corporation and affix the seal when required to do so in the usual course of business and pursuant to law. The Secretary shall perform all such other duties as the Board of Directors may from time to time prescribe, or as may be required by law.

ARTICLE IV

COMMITTEES

SECTION 1.	COMMITTEES

The Board of Directors shall designate a Nominating and Governance Committee, an Audit Committee, and a Compensation Committee, each of which shall have the powers and authority of the Board of Directors to the extent set forth in charters for each committee adopted by the Board of Directors. The Board of Directors may, by resolution adopted by a majority of the number of directors, appoint such other committees as the Board may determine and these committees shall have such powers and duties as shall from time to time be prescribed by the Board of Directors. The committees shall in each case consist of one or such greater number of directors as shall be determined from time to time by the Board of Directors.

SECTION 2.	ABOLITION OF COMMITTEES

Any committee established by the Board of Directors may, by resolution adopted by a majority of the number of directors, be abolished at any time by the Board for any reason and the committee’s functions delegated elsewhere. Any member of any committee shall hold office on such committee solely at the pleasure of the Board of Directors.

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ARTICLE V

CORPORATE RECORDS

SECTION 1.	INSPECTION

The Board of Directors, from time to time, shall determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation or any of them, except the stock book, shall be opened to the inspection of the shareholders, and no shareholder shall have any right to inspect the books or documents of the Corporation except as conferred by statute, or as authorized by the Board of Directors.

SECTION 2.	BYLAWS

The original or a copy of the Bylaws and any amendments thereto, certified by the Secretary, shall be open to inspection by the shareholders and directors in the manner and to the extent required by law.

SECTION 3.	CHECKS, DRAFTS, ETC.

All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

SECTION 4.	EXECUTION OF DOCUMENTS

The Board of Directors may, except as otherwise provided in the Bylaws, authorize any officer or agent to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement, or to pledge its credit, or to render it liable for any purpose or for any amount.

ARTICLE VI

CERTIFICATES AND TRANSFER OF SHARES

SECTION 1.	SHARES OF STOCK

The shares of stock may be represented by stock certificates or may be uncertificated. Each certificate for shares shall be signed, manually or by facsimile, by a President or a Vice President, and Secretary or Assistant Secretary. The certificates may bear the corporate seal or its facsimile. Certificates for shares shall be in such form as the Board of Directors may designate.

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SECTION 2.	STOCK CERTIFICATES

Certificates of stock shall be numbered and registered in the order in which they are issued. All certificates shall be issued in consecutive order and the name and address of the person owning the shares therein represented, the number of shares represented thereby and the date of the issuance thereof shall be entered upon the stock records of the Corporation. All certificates exchanged or returned to the Corporation shall be marked “canceled,” the date of cancellation shall be noted thereon and the certificate shall thereupon be retained in the stock records of the Corporation.

SECTION 3.	STOCK TRANSFERABLE ONLY UPON BOOKS

The shares of stock of this Corporation shall be transferable and assignable only upon the stock transfer records of the Corporation, and in the case of certificated shares of stock, no new stock certificate shall be issued until the old certificate has been properly assigned, transferred, and surrendered for cancellation; or in the case of uncertificated shares, upon receipt of transfer instructions from the registered holder and compliance with appropriate procedures for transferring shares in uncertificated form. Nothing in this Section 3 shall require the Corporation to issue a new certificate if the Corporation has determined that such shares shall be uncertificated.

As a condition to the transfer of shares in the stock transfer records of the Corporation, the Corporation shall have the right to demand from any shareholder requesting a transfer sufficient evidence to the Corporation to assure itself that the shareholder requesting the transfer has complied with all prior notice requirements, if any, imposed by regulatory agencies which supervise the Corporation. In particular, but without limitation, the Corporation can, as a condition to transfer, require sufficient evidence to indicate to its satisfaction shareholder compliance, if applicable, with the prior notification requirements of the Change in Bank Control Act of 1978 and the Bank Holding Company Act of 1956, as amended.

Before the Corporation purchases or redeems any shares of its common stock, the appropriate officer(s) of the Corporation shall, if applicable, have the Corporation comply with the prior notice requirements regarding certain purchases or redemptions as set forth in Regulation Y at 12 C.F.R. 225.4, which requires the Corporation to provide at least sixty (60) days’ prior notice, if generally, any purchase or redemption of its equity securities equals or exceeds ten percent (10%) of the Corporation’s consolidated net worth.

SECTION 4.	LOST CERTIFICATE

If any certificate is accidentally destroyed or lost, the Secretary may upon satisfactory proof of such destruction or loss, and the receipt of satisfactory indemnity from the shareholder, authorize the issuance of a new certificate. Nothing in this Section 4 shall require the Corporation to issue a new certificate if the Corporation has determined that such shares shall be uncertificated.

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SECTION 5.	TRANSFER AGENTS AND REGISTRARS

The Board of Directors may from time to time appoint one or more specific transfer agents and one or more registrars for the shares of the Corporation who shall have such powers and duties as the Board of Directors shall specify.

SECTION 6.	CLOSING STOCK TRANSFER RECORDS

The Board of Directors may close the transfer records for a period not exceeding sixty (60) days nor less than ten (10) days preceding any annual or special meeting of the shareholders or the day appointed for the payment of a dividend.

ARTICLE VII

INDEMNIFICATION

SECTION 1.	AUTHORITY TO INDEMNIFY

(a)       Except as provided below, the Corporation shall indemnify an individual made a party to a proceeding because the individual is or was a director or officer of the Corporation or who, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability incurred in the proceeding if:

(i)	The conduct of the individual was in good faith;

(ii)       The individual reasonably believed that the individual’s conduct was in the best interest of the Corporation, or at least not opposed to its best interests; and

(iii)      In the case of any criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful.

(b)       A director’s or officer’s conduct with respect to an employee benefit plan for a purpose the director or officer reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of paragraph (ii) above.

(c)       The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director or officer did not meet the standard of conduct described in this paragraph (a) above.

(d)	The Corporation may not indemnify a director or officer:

(i)        In connection with a proceeding by or in the right of the Corporation in which the director or officer was adjudged liable to the Corporation; or

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(ii)       In connection with any other proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged liable on the basis that personal benefit was improperly received by the director or officer.

(e)       Indemnification permitted under this Section 1 in connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the proceeding.

SECTION 2.	MANDATORY INDEMNIFICATION

The Corporation shall indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or officer was a party because of being a director or officer of the Corporation against reasonable expenses incurred by the director or officer in connection with the proceeding.

SECTION 3.	ADVANCE FOR EXPENSES

(a)       The Corporation may pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of final disposition of the proceeding if:

(i)        The director or officer furnishes the Corporation a written affirmation of the director’s or officer’s good faith belief that the director or officer has met the standard of conduct described in Section 1 above; and

(ii)       The director or officer furnishes the Corporation a written undertaking, executed personally or on the director’s or officer’s behalf, to repay the advance if it is ultimately determined that the director or officer did not meet the standard of conduct.

(b)       The undertaking referred to immediately above must be an unlimited general obligation of the director or officer but need not be secured and may be accepted without reference to financial ability to make repayment.

SECTION 4.	COURT ORDERED INDEMNIFICATION

A director or officer of the Corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice the court considers necessary may order indemnification if it determines:

(a)       The director or officer is entitled to mandatory indemnification as provided by Section 2 above, in which case the court shall also order the Corporation to pay the director’s or officer’s reasonable expenses incurred to obtain court ordered indemnification; or

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(b)       The director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or officer met the standard of conduct set forth in Section 1 above or was adjudged liable as described in Section 1(d), whether the liability is based on a judgment, settlement or proposed settlement or otherwise.

SECTION 5.	DETERMINATION AND AUTHORIZATION OF INDEMNIFICATION

(a)       The Corporation may not indemnify a director or officer under Section 1 unless authorized in the specific case after a determination has been made that indemnification of the director or officer is permissible in the circumstances because the director or officer has met the standard of conduct set forth in Section 1 above.

(b)       A determination that indemnification of a director or officer is permissible shall be made:

(i)        By the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding;

(ii)       If a quorum cannot be obtained under paragraph (a) above, by a majority vote of a committee duly designated by the Board of Directors consisting solely of two or more directors not at the time parties to the proceeding. However, directors who are parties to the proceeding may participate in designation of the committee;

(iii)      By special legal counsel selected by the Board of Directors or its committee in the manner prescribed in paragraph (a) or (b) above; if a quorum of the Board of Directors cannot be obtained under paragraph (a) above and a committee cannot be designated under paragraph (b) above, the special legal counsel shall be selected by majority vote of the full Board of Directors, including directors who are parties to the proceeding; or

(iv)	By the shareholders.

(c)       Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, expect that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under paragraph (iii) above to select counsel.

SECTION 6.	INDEMNIFICATION OF EMPLOYEES.

The Corporation may indemnify and advance expenses under this Article VII to an employee or agent of the Corporation to the same extent as a director or officer.

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SECTION 7.	INSURANCE

The Corporation may purchase and maintain insurance on behalf of an individual against liability asserted against or incurred by the individual who is or was a director, officer, employee, or agent of the Corporation or who, while a director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Corporation may purchase and maintain the insurance even if the Corporation has no power to indemnity the individual against the same liability under Section 1 or 2 above.

SECTION 8.	INDEMNIFICATION PROVISIONS NOT EXCLUSIVE

The indemnification and provisions for advancement of expenses provided in this Article VII shall not be deemed exclusive of any other rights to which directors may be entitled under the Corporation’s articles of incorporation or these Bylaws, any agreement, general or specific action of the Board of Directors, vote of shareholders or otherwise, and shall continue as to a person who has ceased to be a director and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VIII

GENERAL PROVISIONS

SECTION 1.	SEAL

The corporate seal shall be circular in form, and shall have inscribed thereon the name of the Corporation and the state of its incorporation.

SECTION 2.	AMENDMENT OF BYLAWS

(a)       Except as otherwise provided by law, the Board of Directors may amend or repeal these Bylaws or adopt new Bylaws by vote of a majority of their number.

(b)       Whenever an amendment of the Bylaws is adopted, it shall be copied in the minute book with the original Bylaws in the appropriate place. If any provision of the Bylaws is repealed, the fact of repeal and the date on which the repeal occurred shall be copied in the minute book and placed with the original Bylaws.

SECTION 3.	WAIVER OF NOTICE

Whenever any notice to any shareholder or director is required by law, the Corporation’s articles of incorporation or the Bylaws, a waiver of notice in writing signed at any time by the person entitled to notice shall be equivalent to the giving of the notice.

Page 15. AMENDED AND RESTATED BYLAWS

SECTION 4.	MEETINGS BY TELEPHONE CONFERENCE

The Board of Directors or any committee designated by the Board may hold any meeting of the Board or committee by means of conference telephone or similar communications equipment that allows all persons participating in the meeting to hear each other. Participation in such a meeting constitutes presence in person at the meeting.

SECTION 5.	ACTION WITHOUT A MEETING

Any action which the law, the Corporation’s articles of incorporation, or the Bylaws require or permit the shareholders or directors to take at a meeting may be taken without a meeting by a consent evidenced in writing setting forth the action so taken and bearing sufficient signatures of all the shareholders or directors entitled to vote on the matter. The consent, which shall have the same effect as a vote of the shareholders or directors, shall be filed in the records of minutes of the Corporation. [Check statute.]

SECTION 6.	LIABILITY OF OFFICERS FOR DISALLOWED EXPENSES

Any payments to an officer of the Corporation such as salary, commission, bonus, interest, rent or entertainment expense incurred by him which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer of the Corporation to the Corporation to the full extent of such disallowance. It shall be the duty of the directors, as a Board, to enforce payment by the officer. Subject to the determination of the directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the Corporation has been recovered.

SECTION 7.	SEVERABILITY

A determination that any provision of these Bylaws is for any reason inapplicable, invalid, illegal or otherwise ineffective shall not affect or invalidate any other provisions of these Bylaws.

February 19, 2008

/s/ Greg Newton

Greg Newton, Secretary

Page 16. AMENDED AND RESTATED BYLAWS